                                                                    Exhibit 99.1

--------------------------------------------------------------------------------

                       Ventas Realty, Limited Partnership,

                           Ventas Capital Corporation

                     and each of the Guarantors named herein


                              SERIES A AND SERIES B
                          8 3/4% SENIOR NOTES DUE 2009

                            -------------------------

                                    INDENTURE

                           Dated as of April 17, 2002

                            --------------------------


                         U.S. Bank National Association,

                                     Trustee

                            --------------------------




--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

        Trust Indenture
        Act Section                                                          Indenture Section
          310(a)(1) .......................................................            7.10
             (a)(2) .......................................................            7.10
             (a)(3) .......................................................            N.A.
             (a)(4) .......................................................            N.A.
             (a)(5) .......................................................            7.10
             (b) ..........................................................            7.10
             (c) ..........................................................            N.A.
          311(a) ..........................................................            7.11
             (b) ..........................................................            7.11
             (c) ..........................................................            N.A.
          312(a) ..........................................................            2.05
             (b) ..........................................................           12.03
             (c) ..........................................................           12.03
          313(a) ..........................................................            7.06
             (b)(2) .......................................................         7.06; 7.07
             (c) ..........................................................        7.06; 12.02
             (d) ..........................................................            7.06
          314(a) ..........................................................      4.03;12.02; 12.05
             (c)(1) .......................................................           12.04
             (c)(2) .......................................................           12.04
             (c)(3) .......................................................            N.A.
             (e) ..........................................................           12.05
             (f) ..........................................................            N.A.
          315(a) ..........................................................            7.01
             (b) ..........................................................         7.05,12.02
             (c) ..........................................................            7.01
             (d) ..........................................................            7.01
             (e) ..........................................................            6.11
          316(a)(last sentence) ...........................................            2.09
             (a)(1)(A) ....................................................            6.05
             (a)(1)(B) ....................................................            6.04
             (a)(2) .......................................................            N.A.
             (b) ..........................................................            6.07
             (c) ..........................................................            2.12
          317(a)(1) .......................................................            6.08
             (a)(2) .......................................................            6.09
             (b) ..........................................................            2.04
          318(a) ..........................................................           12.01
             (b) ..........................................................            N.A.
             (c) ..........................................................           12.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                      Page
                                             ARTICLE 1.
                                   DEFINITIONS AND INCORPORATION
                                            BY REFERENCE

Section 1.01      Definitions. ......................................................    1
Section 1.02      Other Definitions. ................................................   17
Section 1.03      Incorporation by Reference of Trust Indenture Act. ................   18
Section 1.04      Rules of Construction. ............................................   18

                                              ARTICLE 2.
                                              THE NOTES

Section 2.01      Form and Dating. ..................................................   19
Section 2.02      Execution and Authentication. .....................................   19
Section 2.03      Registrar and Paying Agent. .......................................   20
Section 2.04      Paying Agent to Hold Money in Trust. ..............................   20
Section 2.05      Holder Lists. .....................................................   20
Section 2.06      Transfer and Exchange. ............................................   21
Section 2.07      Replacement Notes. ................................................   32
Section 2.08      Outstanding Notes. ................................................   32
Section 2.09      Treasury Notes. ...................................................   32
Section 2.10      Temporary Notes. ..................................................   32
Section 2.11      Cancellation. .....................................................   33
Section 2.12      Defaulted Interest. ...............................................   33

                                              ARTICLE 3.
                                      REDEMPTION AND PREPAYMENT

Section 3.01      Notices to Trustee. ...............................................   33
Section 3.02      Selection of Notes to Be Redeemed. ................................   33
Section 3.03      Notice of Redemption. .............................................   34
Section 3.04      Effect of Notice of Redemption. ...................................   35
Section 3.05      Deposit of Redemption or Purchase Price. ..........................   35
Section 3.06      Notes Redeemed or Purchased in Part. ..............................   35
Section 3.07      Optional Redemption. ..............................................   35
Section 3.08      Mandatory Redemption. .............................................   36
Section 3.09      Offer to Purchase by Application of Excess Proceeds. ..............   36

                                             ARTICLE 4.
                                             COVENANTS

Section 4.01      Payment of Notes. .................................................   37
Section 4.02      Maintenance of Office or Agency. ..................................   38
Section 4.03      Reports. ..........................................................   38
Section 4.04      Compliance Certificate. ...........................................   39
Section 4.05      Taxes. ............................................................   39
Section 4.06      Stay, Extension and Usury Laws. ...................................   39
Section 4.07      Restricted Payments. ..............................................   40
Section 4.08      Dividend and Other Payment Restrictions Affecting Subsidiaries. ...   42
Section 4.09      Incurrence of Debt. ...............................................   43
Section 4.10      Maintenance of Total Unencumbered Assets. .........................   44

Section 4.11      Asset Sales.......................................................    45
Section 4.12      Transactions with Affiliates......................................    46
Section 4.13      Corporate Existence...............................................    47
Section 4.14      Offer to Repurchase Upon Change of Control........................    47
Section 4.15      Payments for Consent..............................................    49
Section 4.16      Additional Note Guarantees........................................    49
Section 4.17      Ventas Capital Corporation........................................    49
Section 4.18      Designation of Restricted and Unrestricted Subsidiaries...........    49
Section 4.19      Changes in Covenants When Notes Graded Investment Grade...........    50

                                               ARTICLE 5.
                                               SUCCESSORS

Section 5.01      Merger, Consolidation, or Sale of Assets..........................    51
Section 5.02      Successor Corporation Substituted.................................    51

                                              ARTICLE 6.
                                        DEFAULTS AND REMEDIES

Section 6.01      Events of Default.................................................    52
Section 6.02      Acceleration......................................................    53
Section 6.03      Other Remedies....................................................    53
Section 6.04      Waiver of Past Defaults...........................................    53
Section 6.05      Control by Majority...............................................    54
Section 6.06      Limitation on Suits...............................................    54
Section 6.07      Rights of Holders of Notes to Receive Payment.....................    54
Section 6.08      Collection Suit by Trustee........................................    54
Section 6.09      Trustee May File Proofs of Claim..................................    54
Section 6.10      Priorities........................................................    55
Section 6.11      Undertaking for Costs.............................................    55

                                               ARTICLE 7.
                                                TRUSTEE

Section 7.01      Duties of Trustee.................................................    56
Section 7.02      Rights of Trustee.................................................    56
Section 7.03      Individual Rights of Trustee......................................    57
Section 7.04      Trustee's Disclaimer..............................................    57
Section 7.05      Notice of Defaults................................................    57
Section 7.06      Reports by Trustee to Holders of the Notes........................    58
Section 7.07      Compensation and Indemnity........................................    58
Section 7.08      Replacement of Trustee............................................    59
Section 7.09      Successor Trustee by Merger, etc..................................    59
Section 7.10      Eligibility; Disqualification.....................................    60
Section 7.11      Preferential Collection of Claims Against Issuers.................    60

                                             ARTICLE 8.
                               LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance..........    60
Section 8.02      Legal Defeasance and Discharge....................................    60
Section 8.03      Covenant Defeasance...............................................    61
Section 8.04      Conditions to Legal or Covenant Defeasance........................    61
Section 8.05      Deposited Money and Government Securities to be Held in Trust;
Other Miscellaneous Provisions......................................................    62

Section 8.06      Repayment to Issuers. ............................................    63
Section 8.07      Reinstatement. ...................................................    63

                                        ARTICLE 9.
                             AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders of Notes. .............................    63
Section 9.02      With Consent of Holders of Notes. ................................    64
Section 9.03      Compliance with Trust Indenture Act. .............................    65
Section 9.04      Revocation and Effect of Consents. ...............................    65
Section 9.05      Notation on or Exchange of Notes. ................................    65
Section 9.06      Trustee to Sign Amendments, etc. .................................    66

                                        ARTICLE 10.
                                      NOTE GUARANTEES

Section 10.01.    Guarantee. .......................................................    66
Section 10.02.    Limitation on Guarantor Liability. ...............................    67
Section 10.03.    Execution and Delivery of Note Guarantee. ........................    67
Section 10.04.    Guarantors May Consolidate, etc., on Certain Terms. ..............    68
Section 10.05.    Releases Following Sale of Assets. ...............................    68

                                        ARTICLE 11.
                                SATISFACTION AND DISCHARGE

Section 11.01     Satisfaction and Discharge. ......................................    69
Section 11.02     Application of Trust Money. ......................................    70

                                        ARTICLE 12.
                                       MISCELLANEOUS

Section 12.01     Trust Indenture Act Controls. ....................................    70
Section 12.02     Notices. .........................................................    70
Section 12.03     Communication by Holders of Notes with Other Holders of Notes. ...    71
Section 12.04     Certificate and Opinion as to Conditions Precedent. ..............    71
Section 12.05     Statements Required in Certificate or Opinion. ...................    72
Section 12.06     Rules by Trustee and Agents. .....................................    72
Section 12.07     No Personal Liability of Directors, Officers, Employees
                   and Stockholders. ...............................................    72
Section 12.08     Governing Law. ...................................................    72
Section 12.09     No Adverse Interpretation of Other Agreements. ...................    72
Section 12.10     Successors. ......................................................    72
Section 12.11     Severability. ....................................................    73
Section 12.12     Counterpart Originals. ...........................................    73
Section 12.13     Table of Contents, Headings, etc. ................................    73

                                         SCHEDULES

Schedule I        REAL ESTATE REVENUES
Schedule II       GUARANTORS

                                         EXHIBITS

Exhibit A         FORM OF NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER
Exhibit C         FORM OF CERTIFICATE OF EXCHANGE

Exhibit D         FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E         FORM OF NOTE GUARANTEE
Exhibit F         FORM OF SUPPLEMENTAL INDENTURE

       INDENTURE dated as of April 17, 2002 among Ventas Realty, Limited Partnership, a Delaware limited partnership and Ventas Capital Corporation, a Delaware corporation (collectively, the "Issuers"), the Guarantors (as defined) and U.S. Bank National Association, as trustee (the "Trustee").

       The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 8 3/4% Series A Senior Notes due 2009 (the "Series A Notes") and the 8 3/4% Series B Senior Notes due 2009 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01  Definitions.

       "Acquired Debt" means Debt of a person or entity (1) existing at the time such person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such person or entity, in each case, other than Debt incurred in connection with, or in contemplation of, such person or entity becoming a Subsidiary or such acquisition. Acquired Debt is deemed to be incurred on the date of the related acquisition of assets from any person or entity or the date the acquired entity becomes a Subsidiary.

       "Additional Notes" means Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

       "Adjusted Book Value" means, as of any date (i) with respect to any Real Estate Asset that was owned as of the date of the Indenture and continues to be owned by Ventas, Inc. or any of its Restricted Subsidiaries as of such date, the Real Estate Revenues specified for such Real Estate Asset on Schedule I attached hereto, divided by 0.10, (ii) with respect to any Real Estate Assets acquired after the date of the Indenture that are owned by Ventas, Inc. or any of its Restricted Subsidiaries as of such date, the cost (original cost plus capital improvements, before depreciation and amortization) of such Real Estate Asset and (iii) with respect to all other assets as of any date, the book value of such asset as of such date, in each case on a consolidated basis determined in accordance with GAAP.

       "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. No Person (other than Ventas, Inc. or any of its Restricted Subsidiaries) in whom a Special Purpose Entity makes an Investment in connection with a Qualified CMBS Transaction will be deemed to be an Affiliate of Ventas, Inc. or any of its Restricted Subsidiaries solely by reason of such Investment.

       "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

       "Annual Debt Service" as of any date means the amount which was expensed in the four consecutive fiscal quarters ending on the most recent Measurement Date for interest on Debt of Ventas, Inc. and its Restricted Subsidiaries excluding (1) amortization of debt discount and deferred financing cost; (2) all gains and losses associated with interest rate swap agreements that are recognized in connection with the issuance of the Notes and the transaction contemplated by the Offering Memorandum and (3) the impact of that certain interest rate cap agreement between the Partnership and Bank of America, N.A., dated December 11, 2001.

       "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

       "Asset Sale" means:

              (1) the sale, lease, conveyance or other disposition by Ventas, Inc. or any of its Restricted Subsidiaries of any assets, other than leases of Real Estates Assets and sales of products and services, in each case, in the ordinary course of business consistent with past practices; provided, however that the sale, conveyance or other disposition of all or substantially all of the assets of Ventas, Inc. or any of its Restricted Subsidiaries taken as a whole will be governed by the Section
       4.14 and/or Article 5 and not by Section 4.11; and

              (2) the issuance of Equity Interests by any of Ventas, Inc.'s Restricted Subsidiaries or the sale of Equity Interests in any of Ventas, Inc.'s Restricted Subsidiaries;

       Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

              (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.0 million;

              (2) a transfer of assets between or among Ventas, Inc. or any of its Restricted Subsidiaries (other than any Permitted Joint Ventures);

              (3) an issuance of Equity Interests by a Restricted Subsidiary to Ventas, Inc. or to another Restricted Subsidiary;

              (4) the sale, lease or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

              (5) the sale or other disposition of cash or Cash Equivalents;

              (6) a Restricted Payment that is permitted by Section 4.07 hereof or any Permitted Investment;

              (7) any Asset Swap;

              (8) any issuance of Equity Interests (other than Disqualified Stock) by the Partnership in order to acquire assets that are used or useful in a Permitted Business; and

              (9) any sale, transfer, conveyance or other disposition of assets of the type specified in the definition of "Qualified CMBS Transaction" to an Unrestricted Subsidiary for the Fair Market Value thereof, including cash received at the time of such sale, transfer, conveyance or disposition in an amount at least equal to 75% of the Adjusted Book Value thereof as determined in accordance with GAAP.

       "Asset Swap" means an exchange by Ventas, Inc. or any of its Restricted Subsidiaries of property or assets for property or assets of another Person; provided, however that (i) Ventas, Inc. or the applicable

Restricted Subsidiary, as the case may be, receives consideration at the time of such exchange at least equal to the Fair Market Value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of Ventas, Inc.'s or such Restricted Subsidiaries' Board of Directors set forth in an Officers' Certificate delivered to the Trustee), and (ii) at least 75% of the consideration for such exchange constitutes assets or other property of a kind usable by Ventas, Inc. or any of its Restricted Subsidiaries in a Permitted Business; provided, however that any consideration not constituting assets or property of a kind usable by Ventas, Inc. or any of its Restricted Subsidiaries in a Permitted Business received by Ventas, Inc. or any of its Restricted Subsidiaries in connection with any exchange permitted to be consummated pursuant to Section 4.11 hereof shall constitute Net Proceeds subject to the provisions of Section 4.11 hereof.

       "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

       "Board of Directors" means:

              (1) with respect to a corporation, the Board of Directors of the corporation;

              (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

              (3) with respect to any other Person, the board or committee of such Person serving a similar function.

       "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

       "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are required or authorized to close.

       "Capital Stock" means, with respect to any entity, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such entity and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof; provided, however, that leases of real property that provide for contingent rent based on the financial performance of the tenant shall not be deemed to be Capital Stock.

       "Capitalized Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

       "Cash Equivalents" means demand deposits, certificates of deposit or repurchase agreements with banks or financial institutions, marketable obligations of the United States of America or any of its agencies or instrumentalities, or any commercial paper or other obligation rated, at time of purchase, "P-2" or better by Moody's or "A-2" or better by S&P's and repurchase obligations with a term of not more than 10 days for underlying securities supported by the full faith and credit of the United States of America, and money market funds substantially all of whose investments constitute Cash Equivalents.

       "Clearstream" means Clearstream Banking, S.A.

       "Change of Control" means (i) such time as any "person" or "group" (as such terms are defined in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of Ventas, Inc. on a fully diluted basis; provided, however that a person shall not be deemed to be the beneficial owner of securities subject to a merger, stock purchase, subscription or other agreement, if the acquisition of such securities is subject to conditions outside of such person's control, until such acquisition actually occurs; (ii) the first day on which the Partnership ceases to be a Restricted Subsidiary of Ventas, Inc. or (iii) the first day on which the Partnership fails to own 100% of the issued and outstanding Equity Interests of Ventas Capital Corporation.

       "Code" means the Internal Revenue Code of 1986, as amended.

       "Commission" means the Securities and Exchange Commission.

       "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of Ventas, Inc. and its Restricted Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (1) total interest expense of Ventas, Inc. and its Restricted Subsidiaries for such period, including interest or distributions on Debt of Ventas, Inc. and its Restricted Subsidiaries, (2) provision for taxes based on income or profits or the Tax Amount of Ventas, Inc. and its Restricted Subsidiaries for such period, to the extent that such provision for taxes or Tax Amount was included in computing such Consolidated Income Available for Debt Service, (3) amortization of debt discount and deferred financing costs, (4) provisions for gains and losses on properties, (5) depreciation and amortization (excluding amortization of prepaid cash expenses that were paid in a prior period), (6) the effect of any non-cash charge resulting from a change in accounting principles in determining Earnings from Operations for such period, (7) amortization of deferred charges, and (8) the aggregate amount of all non-cash expenses (excluding any such non-cash expenses to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), determined on a consolidated basis, to the extent such items increased or decreased Earnings from Operations for such period.

       "Consolidated Net Tangible Assets" means, as of any date, all tangible assets of Ventas, Inc. and its Restricted Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and classified as such on the consolidated balance sheet of Ventas, Inc. and its Restricted Subsidiaries.

       "Consolidated Real Estate Revenues" means, with respect to any Person for any period, the aggregate of the Real Estate Revenues of such Person and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP.

       "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

       "Credit Agreement" means that certain Credit Agreement, dated as of April 17, 2002, by and among the Partnership, Banc of America Securities LLC and the lenders party thereto providing for up to $350.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time (whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

       "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

       "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

       "Debt" of Ventas, Inc. or any of its Restricted Subsidiaries means, without duplication, any indebtedness of Ventas, Inc. or any Restricted Subsidiary, whether or not contingent, in respect of:

              (1) borrowed money or evidenced by bonds, notes, debentures or similar instruments,

              (2) indebtedness for borrowed money secured by any encumbrance existing on property owned by Ventas, Inc. or its Restricted Subsidiaries, to the extent of the lesser of (x) the amount of indebtedness so secured or (y) the Fair Market Value of the property subject to such encumbrance,

              (3) the reimbursement obligations in connection with any letters of credit actually drawn or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense, trade payable, conditional sale obligations or obligations under any title retention agreement,

              (4) the principal amount of all obligations of Ventas, Inc. and its Restricted Subsidiaries with respect to redemption, repayment or other repurchase of any Disqualified Stock,

              (5) any lease of property by Ventas, Inc. or any of its Restricted Subsidiaries as lessee which is reflected on Ventas, Inc.'s or such Restricted Subsidiaries' consolidated balance sheet as a Capitalized Lease Obligation, to the extent, in the case of items of indebtedness under clauses (1) through (5) above, that any such items would appear as a liability on Ventas, Inc.'s or such Restricted Subsidiaries' consolidated balance sheet in accordance with GAAP; or

              (6) the liquidation preference of any Disqualified Stock of Ventas, Inc. or of any shares of preferred stock of any of its Restricted Subsidiaries.

       Debt also includes, to the extent not otherwise included, any obligation by Ventas, Inc. and its Restricted Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than Ventas, Inc. or any of its Restricted Subsidiaries); it being understood that Debt shall be deemed to be incurred by Ventas, Inc. or any of its Restricted Subsidiaries whenever Ventas, Inc. or such Restricted Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof; provided, however that a Person shall not be deemed to have incurred Debt (or be liable with respect to such Debt) by virtue of Standard Securitization Undertakings.

       Debt shall not include (a) Debt arising from agreements of Ventas, Inc. or any Restricted Subsidiary providing for indemnification, adjustment or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Debt incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition, (b) contingent obligations under performance bonds, performance guarantees, surety bonds, appeal bonds or similar obligations incurred in the ordinary course of business and consistent with past practices, or (c) bonds issued by

Ventas Realty to residents of an assisted living facility owned by Ventas Realty and leased to and operated by Atria, Inc. and the related mortgage securing such bonds pursuant to contractual commitments in existence on the date of the Indenture. In the case of Debt as of any date issued with original issue discount, the amount of such Debt shall be the accreted value thereof as of such date.

       "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

       "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

       "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

       "Disqualified Stock" means, with respect to any entity, any Capital Stock of such entity which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (other than pursuant to a change of control provision not materially more favorable to the holder thereof than as set forth in Section 4.14 hereof), (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), (2) is convertible into or exchangeable or exercisable for Debt, other than Subordinated Debt or Disqualified Stock, or (3) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated
Debt); in each case on or prior to the stated maturity of the Notes.

       "Earnings from Operations" for any period means the consolidated net income of Ventas, Inc. and its Restricted Subsidiaries without reduction for any minority interests, excluding gains and losses on sales of investments, extraordinary items, distributions on equity securities, property valuation losses, and the net income of any Person, other than a Restricted Subsidiary of Ventas, Inc. (except to the extent of cash dividends or distributions paid to Ventas, Inc. or any Restricted Subsidiary) as reflected in the financial statements of Ventas, Inc. and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, and excluding the cumulative effect of changes in accounting principles.

       "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

       "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Exchange Notes" means the 8 3/4% Senior Notes due 2009 of the same series under the Indenture as the Notes to be issued to holders in exchange for Transfer Restricted Securities pursuant to the registration rights agreement.

       "Exchange Offer" means the registration by the Issuers and the Guarantors under the Securities Act of the Exchange Notes pursuant to a Registration Statement pursuant to which the Issuers and the Guarantors offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Notes and Exchange Guarantees in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

       "Exchange Offer Registration Statement" means the Registration Statement relating to the Exchange Offer, including the related Prospectus.

       "Excluded Joint Venture" means any Permitted Joint Venture created after the date of the Indenture; provided, however that the only Investments made by Ventas, Inc. and its Restricted Subsidiaries in such Permitted Joint Venture are made pursuant to clauses (10) or (11) of the definition of Permitted Investments or are Restricted Payments permitted by Section 4.07 hereof.

       "Existing Debt" means Debt of Ventas, Inc. and its Restricted Subsidiaries (other than Debt under the Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

       "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's length free market transaction between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of Ventas, Inc. in good faith.

       "Funds from Operations" for any period means Earnings from Operations for such period plus amounts that have been deducted, and minus amounts that have been added, for the following (without duplication): (1) provision for taxes of Ventas, Inc. and its Restricted Subsidiaries based on income, (2) amortization of debt discount and deferred financing costs, (3) provisions for gains and losses on properties and property depreciation and amortization, (4) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period, (5) amortization of deferred charges and (6) gains (and losses) associated with the partial termination of the interest rate swap agreement in connection with the issuances of the Notes and the repayment of existing floating rate Debt.

       "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of determination.

       "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

       "Global Note Legend" means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

       "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Debt.

       "Guarantors" means each of:

       (1) Ventas, Inc.; and

       (2) any other Restricted Subsidiary of Ventas, Inc. that executes a Note Guarantee of the Notes in accordance with the provisions of the Indenture;

and their respective successors and assigns; provided, however that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee of the Notes is released in accordance with the terms of the Indenture.

       "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

       (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

       (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates.

       "Holder" means a Person in whose name a Note is registered.

       "IAI Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

       "incur" means issue, create, assume, guarantee, incur or otherwise become liable for; provided, however that any Debt or Capital Stock of a person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Restricted Subsidiary. Neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Debt. The term "incurrence" when used as a noun shall have a correlative meaning.

       "Indenture" means this Indenture, as amended or supplemented from time to time.

       "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

       "Initial Notes" means the first $175,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

       "Initial Purchasers" means UBS Warburg LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc., Credit Lyonnais Securities (USA) Inc., CIBC World Markets Corp. and U.S. Bancorp Piper Jaffray Inc.

       "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is not also a QIB.

       "Interest Payment Date" has the meaning set forth in the Notes.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Ventas, Inc. or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Ventas, Inc. or such Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Ventas, Inc., Ventas, Inc. or such Restricted Subsidiary will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed. The acquisition by Ventas, Inc. or any of its Restricted Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by Ventas, Inc. or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person. "Investments" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

     "Issuers" means Ventas Realty, Limited Partnership and Ventas Capital Corporation, and any and all successors thereto.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified CMBS Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 4 of the Registration Rights Agreement.

     "Make-Whole Amount" means, in connection with any optional redemption of the Notes, the excess, if any, of:

     (1) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date a notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or payment had not been made, over

     (2) the aggregate principal amount of the Notes being redeemed or paid.

     "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

     "Net Proceeds" means the aggregate cash proceeds and Cash Equivalents received by Ventas, Inc. or any of its Restricted Subsidiaries in respect of any Asset Sale or Qualified CMBS Transaction (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale or Qualified CMBS Transaction), net of the (i) amount required to be distributed to the stockholders by Ventas, Inc. as a result of such Asset Sale or Qualified CMBS transaction in order to maintain its status as REIT under the Code and (ii) direct costs relating to such Asset Sale or Qualified CMBS Transaction, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale or Qualified CMBS Transaction, taxes paid or payable as a result of the Asset Sale or Qualified CMBS Transaction and, without duplication, all distributions to equity holders in respect of taxes, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Debt, other than Debt under a Credit Facility, and appropriate amounts to be provided by Ventas, Inc. or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale or Qualified CMBS Transaction and retained by Ventas, Inc. or any Restricted Subsidiary, as the case may be, after such Asset Sale or Qualified CMBS Transaction, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Qualified CMBS Transaction; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Proceeds.

     "Non-Recourse Debt" means Debt:

     (1) as to which neither Ventas, Inc. nor any of its Restricted Subsidiaries
     (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), other than pursuant to Standard Securitization Undertakings, (b) is directly or indirectly liable as a guarantor or otherwise, other than pursuant to Standard Securitization Undertakings, or (c) constitutes the lender;

     (2) no default with respect to which (including any rights that the holders of the Debt may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Debt (other than the Notes) of Ventas, Inc. or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment of the Debt to be accelerated or payable prior to its stated maturity; and

     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Ventas, Inc. or any of its Restricted Subsidiaries, other than pursuant to Standard Securitization Undertakings.

     "Non-U.S. Person" means a Person who is not a U.S. Person.

     "Note Guarantee" means the Guarantee by each Guarantor of the Issuers' payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

     "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

     "Offering Memorandum" means the Offering Memorandum, dated April 12, 2002, of the Issuers in connection with the issuance and sale of the Notes.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Investment Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Issuers by two Officers of the Issuers, one of whom must be the principal executive officer, the principal financial officer, the principal investment officer, the treasurer or the principal accounting officer of the Issuers or a general partner of an Issuer, that meets the requirements of Section 12.05 hereof.

     "144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Issuers, any Subsidiary of the Issuers or the Trustee.

     "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

     "Partnership" means Ventas Realty, Limited Partnership.

     "Permitted Business" means the definition assigned to such term in the Credit Agreement as in effect on the date of the Indenture plus any other business that Ventas, Inc. and its Restricted Subsidiaries are engaged in on the date of the Indenture and such business activities as are complementary, incidental, ancillary or related to, or are reasonable extensions of, the foregoing.

     "Permitted Debt" means:

     (1)  Permitted Refinancing Debt, and

     (2) Debt under Credit Facilities in an aggregate principal amount (including all Permitted Refinancing Debt incurred with respect thereto) not to exceed at any one time outstanding an amount equal to $350.0 million less the
                                                                     ----
aggregate amount of Net Proceeds of Asset Sales that have been applied since the date of the Indenture to repay Debt under Credit Facilities or Permitted Refinancing Debt incurred with respect thereto pursuant to clause (1) of the second paragraph of Section 4.11 hereof. Debt outstanding under Credit Facilities on the date of the Indenture will be deemed to have been incurred pursuant to clause (2) of this definition.

     "Permitted Investments" means:

          (1) any Investment in Ventas, Inc. or any of its Restricted Subsidiaries;

          (2) any Investment in Permitted Mortgage Investments in the ordinary course of business or in Cash Equivalents;

          (3) any Investment by Ventas, Inc. or any of its Restricted Subsidiaries in a Person, if as a result of such Investment:

                (a) such Person becomes a Subsidiary of Ventas, Inc. or such Restricted Subsidiary and a Guarantor; or

                (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Ventas, Inc. or any of its Restricted Subsidiaries that is a Guarantor;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.11 hereof;

          (5) any acquisition of assets to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Ventas, Inc. or the Partnership;

          (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

          (7)  Hedging Obligations;

          (8) intercompany Debt and Guarantees, in either case, to the extent permitted by Section 4.09 hereof;

          (9) any Investment by Ventas, Inc. or any of its Restricted Subsidiaries acquired as a result of a transfer of assets to an Unrestricted Subsidiary in connection with a Qualified CMBS Transaction permitted by clause (9) of the definition of "Asset Sale;"

          (10) any Investment in Permitted Joint Ventures when taken together with all other Investments made pursuant to this clause (10) since the date of the Indenture does not to exceed the greater of (i) $50.0 million or
     (ii) 5% of Ventas, Inc.'s Consolidated Net Tangible Assets; and

          (11) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since the date of the Indenture does not to exceed $50.0 million.

     "Permitted Joint Venture" means any entity owned 50% or more by Ventas, Inc. and/or any of its Restricted Subsidiaries, if such entity (a) is engaged in a Permitted Business, (b) is designated as a Restricted Subsidiary(if more than 50% owned) and (c) Ventas has the right to appoint at least half of the Board of Directors or similar governing body of such entity.

     "Permitted Mortgage Investment" means any investment in a secured note, mortgage, deed of trust, collaterized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a skilled nursing home center, hospital, personal healthcare facility, assisted living facility, independent living facility, continuum of care facility, life care facility, sheltered care facility, senior housing, senior living facility or other property customarily constituting an asset of a real estate investment trust specializing in healthcare or senior housing property.

     "Permitted Refinancing Debt" means any Debt of Ventas, Inc. or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of Ventas, Inc. or any of its Restricted Subsidiaries (other than intercompany
Debt); provided, however that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Debt extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Debt and the amount of all expenses and premiums incurred in connection therewith);

          (2) such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Debt is incurred either by Ventas, Inc. or by the Restricted Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "Prospectus" means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Qualified CMBS Transaction" means any transaction or series of transactions entered into by Ventas, Inc. or any of its Restricted Subsidiaries pursuant to which Ventas, Inc. or any of its Restricted Subsidiaries sells, conveys or otherwise transfers to (i) an Unrestricted Subsidiary, or grants a security interest in, any Real Estate Assets or mortgage receivables (whether now existing or arising in the future) of Ventas, Inc. or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Real Estate Assets or mortgage receivables, all contracts and all guarantees or other obligations in respect of such Real Estate Assets or mortgage receivables, proceeds of such Real Estate Assets or mortgage receivables and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Real Estate Assets or mortgage receivables.

     "Real Estate Assets" means, as of any date, the real estate assets of such Person and its Restricted Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.

     "Real Estate Revenues" means, with respect to any Real Estate Asset of Ventas, Inc. and its Restricted Subsidiaries owned as of the date of the Indenture, the rental revenues generated by such Real Estate Asset for Ventas, Inc. during the four-quarter period ending March 31, 2002, all as set forth on
Schedule I attached hereto.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of April 17, 2002, among the Issuers, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Issuers, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuers to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

     "Registration Statement" means any registration statement of the Issuers relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or
(b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of the registration rights agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Note" means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

     "Reinvestment Rate" means 0.50% plus the arithmetic mean of the yields under the respective heading Week Ending published in the most recent Statistical Release under the caption Treasury Constant Maturities for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

     "Replacement Assets" mean properties or assets (other than current assets) that are used or useful in a Permitted Business.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 903" means Rule 903 promulgated under the Securities Act.

     "Rule 904" means Rule 904 promulgated the Securities Act.

     "S&P's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

     "Secured Debt" means, for any Person, Debt secured by a mortgage, lien, charge, pledge or security interest or other encumbrance on the property of such Person or any of its Restricted Subsidiaries.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shelf Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

     "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Ventas, Inc. or any Restricted Subsidiary which are reasonably customary in a Qualified CMBS Transactions by the parent or sponsoring entity.

     "Statistical Release" means that statistical release designated H.15(519) or any successor publication that is published weekly by the Federal Reserve System and that establishes annual yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index we designate.

     "Subordinated Debt" means Debt which by the terms of such Debt is subordinated in right of payment to the principal of and interest and premium, if any, on the Notes or any Guarantee thereof.

     "Subsidiary" means, for any Person, any corporation or other entity of which a majority of the Voting Stock is owned, directly or indirectly, by such Person or one or more other Subsidiaries of such Person.

     "Tax Amount" means, with respect to any Person for any period, the combined federal, state and local income taxes that would be paid by such Person if it were a Delaware corporation filing separate tax returns with respect to its Taxable Income for such Period; provided, however, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if such Person were a Delaware corporation shall be taken into account. Notwithstanding anything to the contrary, Tax Amount shall not include taxes resulting from such Person's reorganization as or change in the status to a corporation.

          "Taxable Income" means, with respect to any Person for any period, the taxable income or loss of such Person for such period for federal income tax purposes; provided, however that (i) all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss, (ii) any basis adjustment made in connection with an election under Section 754 of the Code shall be disregarded and (iii) such taxable income shall be increased or such taxable loss shall be decreased by the amount of any interest expense incurred by such Person that is not treated as deductible for federal income tax purposes by a partner or member of such Person.

          "10% Stockholder" means any Person who beneficial owns 10% or more of the total voting power of the Voting Stock of Ventas, Inc.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "Total Assets" means, for any Person as of any date, the sum of (i) in the case of any Real Estate Assets that were owned as of the date of the Indenture and that are owned as of such date, the Real Estate Revenues specified for such Real Estate Assets on Schedule I attached hereto, divided by .10, plus
(ii) the cost (original cost plus capital improvements before depreciation and amortization) of all Real Estate Assets acquired after the date of the Indenture that are then owned by Ventas, Inc. or any Restricted Subsidiaries and (iii) the book value of all assets (excluding Real Estate Assets and intangibles) of such Person and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP.

          "Total Unencumbered Assets" means, for any Person as of any date, the Total Assets of such Person and its Restricted Subsidiaries as of such date, that do not secure any portion of Secured Debt, on a consolidated basis determined in accordance with GAAP.

          "Transfer Restricted Securities" has the meaning set forth in the Registration Rights Agreement.

          "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that does not bear the Private Placement Legend.

          "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

          "Unrestricted Subsidiary" means (i) Ventas Specialty I, Inc., Ventas Finance I, Inc., Ventas Specialty I, LLC and Ventas Finance I, LLC, and (ii) any Subsidiary of Ventas, Inc. or any successor to any of them, other than the Partnership and Ventas Capital Corporation, that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

               (1)  has no Debt other than Non-Recourse Debt;

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

               (2) is not party to any agreement, contract, arrangement or understanding with Ventas, Inc. or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Ventas, Inc. or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Ventas, Inc.;

               (3) is a Person with respect to which neither Ventas, Inc. nor any of its Restricted Subsidiaries has any direct or indirect obligation
     (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

               (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Debt of Ventas, Inc. or any of its Restricted Subsidiaries, other than pursuant to Standard Securitization Undertakings; and

               (5) has at least one director on its Board of Directors that is not a director or executive officer of Ventas, Inc. or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Ventas, Inc. or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of Ventas, Inc. as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Debt of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Ventas, Inc., as of such date and, if such Debt is not permitted to be incurred as of such date by
Section 4.09 hereof, Ventas, Inc. will be in default of such section.

     "Unsecured Debt" means, for any Person, any Debt of such Person or its Restricted Subsidiaries which is not Secured Debt.

     "U.S. Person" means a U.S. Person as defined in Rule 902(k) under the Securities Act.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Debt at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Debt, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)  the then outstanding principal amount of such Debt.

Section 1.02   Other Definitions.

                                                                  Defined
                                                                    in
     Term                                                         Section
     ----                                                         -------
     "Adjusted Total Assets ....................................    4.09

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

                                                                         Defined
                                                                           in
     Term                                                                Section
     ----                                                                -------
     "Affiliate Transaction" ..........................................    4.12
     "Asset Sale Offer" ...............................................    3.09
     "Authentication Order" ...........................................    2.02
     "Change of Control Offer" ........................................    4.14
     "Change of Control Payment" ......................................    4.14
     "Change of Control Payment Date" .................................    4.14
     "Covenant Defeasance" ............................................    8.03
     "DTC" ............................................................    2.03
     "Event of Default" ...............................................    6.01
     "Excess Proceeds" ................................................    4.11
     "Legal Defeasance" ...............................................    8.02
     "Measurement Date" ...............................................    4.09
     "Offer Amount" ...................................................    3.09
     "Offer Period" ...................................................    3.09
     "Paying Agent" ...................................................    2.03
     "Purchase Date" ..................................................    3.09
     "Qualified CMBS Transaction Offer" ...............................    3.09
     "Registrar" ......................................................    2.03
     "Restricted Payments" ............................................    4.07

Section 1.03   Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the Notes and the Note Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04   Rules of Construction.

     Unless the context otherwise requires:

               (1)  a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3)  "or" is not exclusive;

               (4) words in the singular include the plural, and in the plural include the singular;

               (5)  "will" shall be interpreted to express a command;

               (6)  provisions apply to successive events and transactions; and

               (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01   Form and Dating.

     (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibits A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02   Execution and Authentication.

     Two Officers must sign the Notes for each of the Issuers by manual or facsimile signature.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

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

     A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee will, upon receipt of a written order of the Issuers signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount set forth in such Authentication Order. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate amount of Notes authenticated for original issue pursuant to all Authentication Orders issued by the Issuers, except as provided in Section 2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03  Registrar and Paying Agent.

     The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

     The Issuers initially appoint The Depository Trust Issuers ("DTC") to act as Depositary with respect to the Global Notes.

     The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04  Paying Agent to Hold Money in Trust.

     The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) will have no further liability for the money. If the Issuers or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

Section 2.05  Holder Lists.

     The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA (S)312(a).

Section 2.06   Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:

               (1) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary; or

               (2) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.

     Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

               (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

               (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

                  (A) both:

                           (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                           (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

                  (B) both:

                           (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                           (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

        (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of
Section 2.06(b)(2) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

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

               (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

                       (A) such exchange or transfer is effected pursuant to the
                    Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer,
                    (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                       (B) such transfer is effected pursuant to the Shelf
                    Registration Statement in accordance with the Registration Rights Agreement;

                       (C) such transfer is effected by a Broker-Dealer pursuant
                    to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                       (D) the Registrar receives the following:

                            (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                            (ii) if the holder of such beneficial interest in a
                           Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                    and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                    (A) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                    (B) if such beneficial interest is being transferred to a
               QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
               (1) thereof;

                    (C) if such beneficial interest is being transferred to a
               Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                    (D) if such beneficial interest is being transferred
               pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                    (E) if such beneficial interest is being transferred to an
               Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

                    (F) if such beneficial interest is being transferred to the
               Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

               (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                    (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                    (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                         (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                         (ii) if the holder of such beneficial interest in a
                    Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item
                    (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

               (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                    (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                    (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                    (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                    (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                    (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
          (3) thereof, if applicable;

                    (F) if such Restricted Definitive Note is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                    (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause
          (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

          (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

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

                    (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D)  the Registrar receives the following:

                             (i)  if the Holder of such Definitive Notes
                    proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                             (ii) if the Holder of such Definitive Notes
                    proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or
     (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

               (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                    (A) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                    (B) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                    (C) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                    (D) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

                    (E) if such Restricted Definitive Note is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof.

               (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                    (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D)  the Registrar receives the following:

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

                    (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                    (ii) if the Holder of such Restricted Definitive Notes
               proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

          (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered into the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers; and

          (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.

     Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

     (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (1) Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

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

"THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OF FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FOR THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PURSUANT TO RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT IN THE CASE OF EACH OF (1) THROUGH (4) ABOVE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

               (B) Notwithstanding the foregoing, any Global Note or Definitive
          Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2),
          (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

          (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i) General Provisions Relating to Transfers and Exchanges.

          (1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section
     2.02 or at the Registrar's request.

          (2) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.11, 4.14 and 9.05 hereof). The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (3) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (4) The Issuers will not be required:

               (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
          3.02 hereof and ending at the close of business on the day of selection;

               (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

               (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

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

          (6) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar or the Issuers pursuant to this Section
     2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

     If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers hold the Note.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.01 or 11.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

     Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes

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

will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

     The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes (subject to the record retention requirement of the Exchange Act). The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation, except for replacement Notes for mutilated Notes pursuant to Section 2.07 hereof.

Section 2.12 Defaulted Interest.

     If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

     If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee, at least 45 days (or such shorter period as is satisfactory to the Trustee) before a redemption date, an Officers' Certificate setting forth:

             (1) the clause of this Indenture pursuant to which the redemption shall occur;

             (2) the redemption date;

             (3) the principal amount of Notes to be redeemed, plus accrued interest to the redemption date; and

             (4) the Make-Whole Amount.

Section 3.02 Selection of Notes to Be Redeemed.

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     If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:

          (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

          (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     In the event of partial redemption by lot, the particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

     At least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 of this Indenture.

     The notice will identify the Notes to be redeemed and will state:

          (1) the redemption date;

          (2) the redemption price, including the accrued interest to the redemption date and the Make-Whole Amount;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

          (4) the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

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          (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Issuers' request, the Trustee will give the notice of redemption in the Issuers' name and at their expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days (or such shorter period of time as is satisfactory to the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.

     On the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed or purchased.

     If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

     Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

     The Issuers may redeem the Notes at any time at their option, in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed, (ii) accrued interest thereon to the redemption date and (iii) the Make-Whole Amount, if any, with respect to the Notes. Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

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Section 3.08 Mandatory Redemption.

     The Issuers are not required to make mandatory redemption payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

     In the event that, pursuant to Section 4.11 hereof, the Issuers are required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer" or "Qualified CMBS Transaction Offer," as the case may be), they will follow the procedures specified below.

     The Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be, shall be made to all Holders and all holders of other Debt that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales and assets. The Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be, will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers will apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and such other pari passu Debt (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Debt tendered in response to the Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer or the Qualified CMBS Transaction Offer, as the case may be.

     Upon the commencement of an Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be. The notice, which will govern the terms of the Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be, will state:

          (1) that the Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be, is being made pursuant to this Section 3.09 and Section
     4.11 hereof and the length of time such offer will remain open;

          (2) the Offer Amount, the purchase price and the Purchase Date;

          (3) that any Note not tendered or accepted for payment will continue to accrue interest;

          (4) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be, will cease to accrue interest after the Purchase Date;

          (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be, may elect to have Notes purchased in integral multiples of $1,000 only;

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

             (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be, will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

             (7) that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

             (8) that, if the aggregate principal amount of Notes and other pari passu Debt surrendered by Holders exceeds the Offer Amount, the Issuers will select the Notes and other pari passu Debt to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Debt surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

             (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of the Asset Sale Offer or Qualified CMBS Transaction Offer, as the case may be, on the Purchase Date.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01 Payment of Notes.

     The Issuers will pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any will be considered paid on the date due if the Paying Agent, if other than Ventas, Inc. or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and

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

designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

     The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; the Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

     The Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03 Reports.

     (a) Whether or not required by the Commission, so long as any Notes are outstanding, Ventas, Inc. shall furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

             (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Ventas, Inc. were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Ventas, Inc.'s certified independent accountants; and

             (2) all current reports that would be required to be filed with the Commission on Form 8-K if Ventas, Inc. were required to file such reports.

     In addition, whether or not required by the Commission, Ventas, Inc. shall file a copy of all of the information and reports referred to in clauses (1) and
(2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

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     If Ventas, Inc. has designated any of its Subsidiaries as Unrestricted
Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Ventas, Inc., as applicable, and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Ventas, Inc.

     (b) For so long as any Notes remain outstanding, Ventas, Inc. shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04 Compliance Certificate.

     (a) Ventas, Inc. and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of Ventas, Inc. and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Ventas, Inc. has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge Ventas, Inc. has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Ventas, Inc. is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action Ventas, Inc. is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of Ventas, Inc.'s independent public accountants (who shall be a firm of established national reputation) that in completing their audit of such financial statements, nothing has come to their attention that would lead them to believe that Ventas, Inc. has violated any provisions of Article 4 or
Section 5.01(4) (assuming compliance with Sections 5.01(1),(2) and (3)) hereof, insofar as it relates to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) So long as any of the Notes are outstanding, Ventas, Inc. will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

     Ventas, Inc. will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

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

     The Issuers and each of the Guarantors covenants (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

     (a) Ventas, Inc. shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

             (1) declare or pay any dividend or make any other payment or distribution on account of Ventas, Inc.'s or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Ventas, Inc. or any of its Restricted Subsidiaries) or to the direct or indirect holders of Ventas, Inc.'s or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable (a) in Equity Interests (other than Disqualified Stock) of Ventas, Inc. or (b) to Ventas, Inc. or any of its Restricted Subsidiaries);

             (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Partnership) any Equity Interests of (a) the Partnership or any direct or indirect parent of the Partnership or (b) any Restricted Subsidiary, including a Permitted Joint Venture (in either case other than Equity Interests owned by Ventas, Inc. or any of its Restricted Subsidiaries);

             (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt, except a payment of interest or principal at the stated maturity thereof; or

             (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

             unless, at the time of and after giving effect to such Restricted
     Payment:

             (1) no Default shall have occurred and be continuing;

             (2) Ventas, Inc. and its Restricted Subsidiaries could incur at least $1.00 of Debt (other than Permitted Debt) under the terms of the Indenture; and

             (3) the aggregate sum of all Restricted Payments made after the date hereof, excluding Restricted Payments made pursuant to the following paragraph, shall not exceed the sum of:

               (A) 95% of our aggregate cumulative Funds from Operations accrued on a cumulative basis from the date of the beginning of the fiscal quarter which includes the date of the Indenture;

               (B) the aggregate proceeds or values received after the date of the Indenture from the issuance or sale of Ventas, Inc.'s or the Partnership's Equity Interests (other than

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

          Disqualified Stock and Equity Interests sold to a Subsidiary of Ventas, Inc.), net of underwriting discounts, commissions, legal fees and similar offering expenses;

               (C) any dividends or other distributions received by Ventas, Inc. or any of its Restricted Subsidiaries after the date of the Indenture from an Unrestricted Subsidiary of Ventas, Inc., to the extent that such dividends were not otherwise included in Earnings From Operations of Ventas, Inc. for such period, plus

               (D) to the extent that any Unrestricted Subsidiary of Ventas, Inc. is redesignated as a Restricted Subsidiary after the date of the Indenture, the lesser of (i) the Fair Market Value of Ventas, Inc.'s Investment in such Subsidiary as of the date of such redesignation or
          (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

     (b) Notwithstanding the foregoing, the limitations on Restricted Payments described in Section 4.07(a) shall not apply to the following:

          (1) any distribution or other action which is necessary to maintain Ventas Inc.'s status as a REIT under the Code, if the aggregate principal amount of outstanding Debt of Ventas, Inc. and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP is less than 60% of Adjusted Total Assets;

          (2) any distribution payable in Ventas, Inc.'s Equity Interests (other than Disqualified Stock);

          (3) so long as the Partnership is a partnership and no Default or Event of Default has occurred and is continuing under the Indenture, distributions to partners of the Partnership in an amount, with respect to any period after April 1, 2002, not to exceed the Tax Amount for such period;

          (4) the redemption, repurchase or other acquisition or retirement of any Equity Interests in exchange for, or out of the net cash proceeds of a substantially concurrent issue and sale of, Capital Stock to any person (other than to a Subsidiary of Ventas, Inc.); provided, however, that such net cash proceeds are excluded from Section 4.07(a)(3)(B);

          (5) any redemption, repurchase or other acquisition or retirement of Subordinated Debt in exchange for, or out of the net cash proceeds of (a) a substantially concurrent issue and sale of, Capital Stock to any person (other than to a Restricted Subsidiary of Ventas, Inc.); provided, however, that any such net cash proceeds are excluded from Section 4.07(b)(4) and not used under Section 4.07(a)(3)(B) or (b) Permitted Refinancing Debt;

          (6) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;

          (7) pro rata dividends and other distributions on the Capital Stock of any Restricted Subsidiary by such Restricted Subsidiary to a Person other than Ventas, Inc. or any of its Restricted Subsidiaries;

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

             (8) the redemption, repurchase or other acquisition or retirement of any Capital Stock of Ventas, Inc. or any Restricted Subsidiary from any director, officer or employee of Ventas, Inc. or any Restricted Subsidiary, or from such person's estate, (a) pursuant to any agreement with such director, officer or employee or (b) upon the death or termination of directorship or employment of such person, in an aggregate amount under this clause (8) not to exceed $1.5 million in any twelve-month period;

             (9) the forgiveness of loans to current or former officers or directors of Ventas, Inc. in an aggregate principal amount since the date of the Indenture of up to $10.0 million; and

             (10) other Restricted Payments in an aggregate amount not to exceed $35.0 million since the date of the Indenture.

     Ventas, Inc. and its Restricted Subsidiaries shall not be prohibited from making the payment of any distribution within 60 days of the declaration thereof if at the date of declaration such payment would have complied with the provisions of the immediately preceding paragraph.

     Ventas, Inc. and its Restricted Subsidiaries shall deliver to the Trustee, within the time period for filing its quarterly report on Form 10-Q as set forth in Section 4.03(a) hereof, an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

     (a) Ventas, Inc. shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (other than the Partnership or any Excluded Joint Venture) to:

             (1) pay dividends or make any other distributions on their Capital Stock to Ventas, Inc. or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, their profits, or pay any indebtedness owed to Ventas, Inc. or any of its Restricted Subsidiaries;

             (2) make loans or advances to Ventas, Inc. or any of its Restricted Subsidiaries; or

             (3) transfer any of their properties or assets to Ventas, Inc. or any of its Restricted Subsidiaries.

     (b) The restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

             (1) agreements governing Existing Debt and Credit Facilities as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided, however that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture;

             (2) the Indenture, the Notes and the Note Guarantees;

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

             (3) applicable law;

             (4) any instrument governing Debt or Capital Stock of a Person acquired by Ventas, Inc. or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person; so acquired, provided, however, that, in the case of Debt, such Debt was permitted by Section 4.09 hereof;

             (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

             (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in Section 4.08(a)(3);

             (7) any agreement for the sale or other disposition of the stock or assets of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

             (8) Liens securing Debt otherwise permitted to be incurred by the Indenture or negative covenants with respect to Debt permitted to be secured by Liens that limit the right of the debtor to dispose of the assets subject to such Liens or permitted to be subject to such Liens;

             (9) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

             (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09 Incurrence of Debt.

     (a) Ventas, Inc. shall not, and shall not permit any Restricted Subsidiary to, incur any additional Debt (other than Permitted Debt) if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of Ventas, Inc.'s and its Restricted Subsidiaries' outstanding Debt on a consolidated basis determined in accordance with GAAP would be greater than 60% of the sum of (without duplication):

             (1) the Total Assets of Ventas, Inc. and its Restricted Subsidiaries as of the end of the calendar quarter covered by Ventas, Inc.'s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, as of the end of the calendar quarter covered by Ventas, Inc.'s most recent report filed with the Trustee) prior to the incurrence of such additional Debt (the "Measurement Date"); and

             (2) the purchase price of any Real Estate Assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire Real Estate Assets or mortgages receivable or used to reduce Debt), by Ventas, Inc. or any of its Restricted Subsidiaries on a consolidated basis since the Measurement Date (such sum of clauses (1) and (2) being collectively referred to as "Adjusted Total Assets").

     (b) In addition to the limitations in Section 4.09(a), Ventas, Inc. shall not, and shall not permit any Restricted Subsidiary to, incur any Secured Debt (other than Permitted Debt) if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all of Ventas, Inc.'s and its Restricted Subsidiaries' outstanding Secured Debt on a consolidated basis in accordance with GAAP is greater than 40% of Adjusted Total Assets.

     (c) In addition to the limitations in Sections 4.09(a) and (b), Ventas, Inc. shall not, and shall not permit any Restricted Subsidiary to, incur any Debt (other than Permitted Debt) if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service for the four consecutive fiscal quarters ended on the Measurement Date shall have been less than 2.0x, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

          (1) such Debt and any other Debt incurred by Ventas, Inc. and any of its Restricted Subsidiaries on a consolidated basis since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;

          (2) the repayment or retirement of any other Debt by Ventas, Inc. and any of its Restricted Subsidiaries on a consolidated basis since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);

          (3) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate pro forma adjustments to, among other things Consolidated Income Available for Debt Service, with respect to such acquisition being included in such pro forma calculation; and

          (4) in the case of any acquisition or disposition by Ventas, Inc. or any of its Restricted Subsidiaries on a consolidated basis of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate pro forma adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

     If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service, the interest rate on such Debt will be computed on a pro forma basis as if the average interest rate in effect during the entire such four-quarter period had been the applicable rate for the entire such period; provided, however that for purposes of calculating Annual Debt Service for Debt for which there is a corresponding Hedging Obligation, Annual Debt Service shall be calculated after giving effect to the Hedging Obligation.

Section 4.10 Maintenance of Total Unencumbered Assets.

     Ventas, Inc. and its Restricted Subsidiaries shall maintain Total Unencumbered Assets as of the end of each fiscal quarter of not less than 150% of the aggregate outstanding principal amount of Ventas,

Inc.'s and its Restricted Subsidiaries' Unsecured Debt as of the end of each fiscal quarter, all calculated on a consolidated basis in accordance with GAAP.

Section 4.11   Asset Sales.

     Ventas, Inc. shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

               (1) Ventas, Inc. (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

               (2) the Fair Market Value is set forth in an Officers' Certificate delivered to the Trustee, provided, however that this clause
     (2) will not apply to sales of assets pursuant to contracts in effect on the date of the Indenture; and

               (3) at least 75% of the consideration received in the Asset Sale by Ventas, Inc. or such Restricted Subsidiary is in the form of cash, Cash Equivalents and/or Replacement Assets. For purposes of this provision, each of the following will be deemed to be cash:

                    (A) any liabilities, as shown on Ventas, Inc.'s or such
               Restricted Subsidiaries' most recent balance sheet, of Ventas, Inc. or any such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets but, except in the case of an Asset Sale to a Restricted Subsidiary of Ventas, Inc., only to the extent of the reduction in the amount of such liabilities on Ventas, Inc.'s consolidated balance sheet;

                    (B) any securities, Notes or other obligations received by
               Ventas, Inc. or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by Ventas, Inc. or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

                    (C) the cash amount drawable by Ventas, Inc. under any
               irrevocable letter of credit provided to Ventas, Inc. as consideration for such Asset Sale (provided that such amount is drawn before the expiration of such irrevocable letter of credit); and

                    (D) any other consideration received in Asset Sales since
               the date of the Indenture that is designated by Ventas, Inc. as "Designated Cash Consideration;" provided, however that the aggregate Fair Market Value of all Designated Cash Consideration does not exceed 10% of Consolidated Net Tangible Assets.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale or Qualified CMBS Transaction, Ventas, Inc. may apply those Net Proceeds:

               (1) to repay Debt and other Obligations under a Credit Facility;

               (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

               (3) to make a capital expenditure;

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

               (4) to acquire or enter into a legally binding obligation to acquire Replacement Assets; or

               (5) to acquire other long-term assets that are used or useful in a Permitted Business.

     Pending the final application of any Net Proceeds, Ventas, Inc. may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

     Any Net Proceeds from Asset Sales or Qualified CMBS Transactions that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuers will make an Asset Sale Offer or Qualified CMBS Transaction Offer, as applicable, to all Holders of Notes and all holders of other Debt that is pari passu with the Notes containing provisions similar to those set forth in this Section 4.11 with respect to offers to purchase or redeem with the proceeds of sales of assets or in connection with securitizations to purchase the maximum principal amount of Notes and such other pari passu Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer or Qualified CMBS Transaction Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer or a Qualified CMBS Transaction Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Debt tendered into such Asset Sale Offer or Qualified CMBS Transaction Offer, as applicable, exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Debt to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer and Qualified CMBS Transaction Offer, the amount of Excess Proceeds will be reset at zero.

     The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer or Qualified CMBS Transaction Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale or Qualified CMBS Transaction provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale or Qualified CMBS Transaction provisions of this Indenture by virtue of such conflict.

Section 4.12   Transactions with Affiliates.

     (a) Ventas, Inc. shall not, and shall not permit its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate or 10% Stockholder (each, an "Affiliate Transaction"), unless the Affiliate Transaction is on terms that are no less favorable to Ventas, Inc. or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Ventas, Inc. or such Restricted Subsidiary with an unrelated Person; provided, however, that for an Affiliate Transaction with an aggregate value of $10.0 million or more, at Ventas, Inc.'s option, either:

               (1) a majority of the members of the Board of Directors of Ventas, Inc. who have no conflicting financial interest in the Affiliate Transaction shall determine in good faith that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of Ventas, Inc.; or

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

               (2) the Board of Directors of Ventas, Inc. shall obtain an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is fair to Ventas, Inc. or the applicable Restricted Subsidiary from a financial point of view.

     (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.12(a):

               (1) directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with, and loans and advances to, any officer, director or employee in the ordinary course of business;

               (2) performance of all agreements in existence on the date of the Indenture and any modification thereto or any transaction contemplated thereby in any replacement agreement therefor so long as such modification or replacement is not materially more disadvantageous to Ventas, Inc. or any of its Restricted Subsidiaries than the original agreement in effect on the date of the Indenture;

               (3) customary transactions in connection with a Qualified CMBS Transaction;

               (4) transactions between or among Ventas, Inc. and/or its Restricted Subsidiaries (other than any Permitted Joint Venture);

               (5) transactions with a Person (other than a Permitted Joint Venture and its Subsidiaries) that is an Affiliate of Ventas, Inc. or any of its Restricted Subsidiaries solely because Ventas, Inc. or a Restricted Subsidiary owns an Equity Interest in, or controls, such Person;

               (6) sales of Equity Interests (other than Disqualified Stock) to Affiliates of Ventas, Inc. or any of its Restricted Subsidiaries; and

               (7) Restricted Payments that are permitted by Section 4.07 hereof.

Section 4.13   Corporate Existence.

     Except as permitted as by Article 5, Ventas, Inc. and its Restricted Subsidiaries shall do all things necessary to preserve and keep their existence, rights and franchises; provided, however that the existence of a Restricted Subsidiary may be terminated if the Board of Directors of Ventas, Inc. determines that it is in the best interests of Ventas, Inc. to do so.

Section 4.14   Offer to Repurchase Upon Change of Control.

     (a) If a Change of Control occurs, each holder of Notes will have the right to require the Issuers to purchase some or all (in principal amounts of $1,000 or an integral multiple of $1,000) of such holder's Notes pursuant to the offer described below (the "Change of Control Offer"), unless, after giving pro forma effect to the Change of Control, (i) Moody's and S&P's shall have confirmed their ratings of the Notes at Ba3 or higher and BB- or higher, respectively,
(ii) the ratio of Consolidated Income Available for Debt Service to Annual Debt Service for the four consecutive fiscal quarters ended on the most recent Measurement Date prior to the date of such Change of Control after such Change of Control is at least equal to the ratio of Consolidated Income Available for Debt Service to Annual Debt Service prior to such Change of Control and (iii) the Person formed by or surviving any consolidation or merger (if other

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

than the Partnership) or to which any sale, assignment, transfer, conveyance or other disposition has been made forming the basis of the Change of Control is principally engaged in a Permitted Business.

       (b) Any Change of Control Offer will include a cash offer price of 101% of the principal amount of any Notes purchased plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). If a Change of Control Offer is required, within 10 Business Days following a Change of Control, the Issuers shall mail a notice to each holder describing the Change of Control and offering to repurchase Notes on a specified date (the "Change of Control Payment Date"). The Change of Control Payment Date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed. The notice shall state:

              (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment;

              (2) the purchase price and the Change of Control Payment Date;

              (3) that any Note not tendered will continue to accrue interest;

              (4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

              (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

              (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

              (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

       The Issuers will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of this Section 4.14, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.14 by virtue of that compliance.

       (c) On the Change of Control Payment Date, the Issuers will, to the extent lawful:

              (1) accept for payment all Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

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

              (2) deposit the Change of Control Payment with the Paying Agent in respect of all Notes so accepted; and

              (3) deliver to the Trustee the Notes accepted and an Officers' Certificate stating the aggregate principal amount of all Notes purchased.

       The Paying Agent will promptly mail to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new Note in principal amount equal to any unpurchased portion of the Notes surrendered.

       (d) A third party, instead of the Issuers, may make the Change of Control Offer in compliance with the requirements set forth in this Section 4.14 and purchase all Notes properly tendered and not withdrawn. In addition, the Issuers shall not be obligated to make or consummate a Change of Control Offer if they have irrevocably elected to redeem all of the Notes pursuant to Section 3.07 and have not defaulted in their redemption obligations. The provisions under this
Section 4.14 may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

Section 4.15  Payments for Consent.

       The Issuers shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.16  Additional Note Guarantees.

       If Ventas, Inc. acquires or creates another Subsidiary after the date hereof, other than an Excluded Joint Venture or a Subsidiary that has properly been designated as an Unrestricted Subsidiary in accordance with this Indenture for so long as it continues to constitute an Excluded Joint Venture or an Unrestricted Subsidiary, then that newly acquired or created Subsidiary shall become a Guarantor and execute a supplemental indenture and deliver a customary Opinion of Counsel satisfactory to the Trustee within 10 Business Days of the date on which it was acquired or created. The form of such supplemental indenture is attached as Exhibit F hereto.

Section 4.17  Ventas Capital Corporation.

       Ventas Capital Corporation may not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided, however that Ventas Capital Corporation may be a co-obligor with respect to Debt if the Partnership is a primary obligor of such Debt and the net proceeds of such Debt are received by the Partnership or one or more of its Restricted Subsidiaries other than Ventas Capital Corporation.

Section 4.18  Designation of Restricted and Unrestricted Subsidiaries.

       The Board of Directors of Ventas, Inc. may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments

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

owned by Ventas, Inc. and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under
Section 4.07 or Permitted Investments, as determined by Ventas, Inc. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Ventas, Inc. may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however that such designation will be deemed to be an incurrence of Debt by a Restricted Subsidiary of Ventas, Inc. of any outstanding Debt of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Debt is permitted under Section 4.09 and 4.10 calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.19  Changes in Covenants When Notes Graded Investment Grade.

       (a) If following the date of this Indenture:

              (1) the Notes are rated Baa3 or better by Moody's and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of Ventas, Inc., the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Ventas, Inc. as a replacement agency); and

              (2) no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of Section 4.19(b) and
(c) hereof, the following covenants will no longer be applicable: Sections 4.07, 4.08, 4.11, 4.12 and 4.14.

       (b) Notwithstanding Section 4.19(a) hereof, if the rating assigned by both such rating agencies should subsequently decline to below Baa3 or BBB-, respectively, the foregoing covenants shall be reinstituted as of and from the date of such rating decline. In that case, Section 4.07 shall be interpreted as if it had been in effect since the date of the Indenture except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended.

       (c) Notwithstanding Section 4.19(b) hereof, neither (1) the continued existence following the reinstatement of the foregoing covenants of facts and circumstances or obligations that were incurred or otherwise came into existence while the foregoing covenants were suspended nor (2) the performance of any such obligations, including the consummation of any transaction pursuant to, and on materially the same terms as, a contractual agreement in existence prior to the reinstatement of the foregoing covenants, shall constitute a breach of any such covenants or cause a Default or Event of Default thereunder, provided, however that (A) Ventas, Inc. and its Restricted Subsidiaries did not incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of the reinstatement of the foregoing covenants and (B) Ventas, Inc. and its Restricted Subsidiaries did not reasonably believe that such incurrence or actions would result in such reinstatement. For purposes of clause (2) above, any increase in the consideration to be paid prior to such amendment or modification to the terms of an existing obligation following the reinstatement of the foregoing covenants that does not exceed 10% of the consideration that was to be paid prior to such amendment or modification shall not be deemed a "material" amendment or modification. For purposes of clause (A) and (B) above, anticipation and reasonable belief may be determined by Ventas, Inc. and shall be conclusively evidenced by a board resolution to such effect adopted by the Board of Directors of Ventas, Inc. The Board of Directors of Ventas, Inc. in making its determination may, but need not, consult with Moody's and S&P.

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                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01  Merger, Consolidation, or Sale of Assets.

       Ventas, Inc. may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Ventas, Inc. is the surviving corporation); or (2) sell, assign, transfer, convey, lease (other than to an unaffiliated operator in the ordinary course of business) or otherwise dispose of all or substantially all of the properties or assets of Ventas, Inc. and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

              (1) either:

                     (A) Ventas, Inc. is the surviving corporation; or

                     (B) the Person formed by or surviving any such
              consolidation or merger (if other than Ventas, Inc.) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

              (2) the Person formed by or surviving any such consolidation or merger (if other than Ventas, Inc.) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Ventas, Inc. under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

              (3) immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of Ventas, Inc. or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default exists; and

              (4) Ventas, Inc. or the Person formed by or surviving any such consolidation or merger (if other than Ventas, Inc.), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section 4.09 hereof.

       In addition, in the case of any lease of all or substantially all of its properties or assets (other than to an unaffiliated operator in the ordinary course of business), in one or more related transactions, to any other Person the terms of the lease must be reasonably acceptable to the Trustee or to a majority of the Holders of the Notes. This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Ventas, Inc. and its Restricted Subsidiaries.

Section 5.02  Successor Corporation Substituted.

       Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, transfer or other disposition of all or substantially all of the properties or assets of Ventas, Inc. in accordance with Section 5.01, the successor Person formed by such consolidation or into which Ventas, Inc. is merged or to which such sale, assignment, transfer, conveyance or other disposition is made, shall succeed to, and be

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

substituted for, and may exercise every right and power of, Ventas, Inc. under this Indenture with the same effect as if such successor initially had been named as Ventas, Inc. herein. When a successor assumes all the obligations of its predecessor under this Indenture and the Notes following a consolidation or merger, or any sale, assignment, transfer, conveyance, transfer or other disposition of 90% or more of the assets of the predecessor in accordance with the foregoing provisions, the predecessor shall be released from those obligations.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01  Events of Default.

       Each of the following is an "Event of Default:"

              (1) Ventas, Inc. or its Restricted Subsidiaries do not pay the principal or any premium on the Notes when due and payable;

              (2) Ventas, Inc. or its Restricted Subsidiaries do not pay interest on the Notes within 30 days after the applicable due date;

              (3) Ventas, Inc. or its Restricted Subsidiaries fail to make or consummate a Change of Control Offer following a Change of Control when required under Section 4.14;

              (4) Ventas, Inc. or its Restricted Subsidiaries remain in breach of any other term of the Indenture for 60 days after they receive a notice of Default stating they are in breach. Either the Trustee or the Holders of more than 25% in principal amount of the Notes may send the notice;

              (5) Final judgments aggregating in excess of $15.0 million (exclusive of amounts covered by insurance) are entered against Ventas, Inc. and its Restricted Subsidiaries and are not paid, discharged or stayed for a period of 60 days;

              (6) Ventas, Inc. or its Restricted Subsidiaries default under any of their indebtedness in an aggregate principal amount exceeding $15.0 million after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness. Such default is not an Event of Default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after Ventas, Inc. or its Restricted Subsidiaries receives notice specifying the default and requiring that they discharge the other indebtedness or cause the acceleration to be rescinded or annulled. Either the Trustee or the Holders of more than 25% in principal amount of the Notes may send the notice;

              (7) Ventas, Inc. or any of its Significant Subsidiaries:

                     (a) commences a voluntary case,

                     (b) consents to the entry of an order for relief against it in an involuntary case,

                     (c) consents to the appointment of a custodian of it or for all or substantially all of its property,

                     (d) makes a general assignment for the benefit of its creditors, or

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

                     (e) generally is not paying its debts as they become due;
       or

              (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                     (a) is for relief against Ventas, Inc. or any of its Significant Subsidiaries in an involuntary case;

                     (b) appoints a custodian of Ventas, Inc. or any of its Significant Subsidiaries or for all or substantially all of the property of Ventas, Inc. or any of its Significant Subsidiaries; or

                     (c) orders the liquidation of Ventas, Inc. or any of its Significant Subsidiaries;

       and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02  Acceleration.

       In the case of an Event of Default specified in clause (7) or (8) of
Section 6.01 hereof, with respect to Ventas, Inc. or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and has not been cured, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the entire principal amount of all the Notes to be due and immediately payable by written notice to the Partnership, Ventas, Inc. and the Trustee. Upon any such declaration, the Notes shall become due and payable immediately. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03  Other Remedies.

       If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

       The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04  Waiver of Past Defaults.

       Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (excluding in connection with a Change of Control Offer or an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such

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acceleration. Upon any such waiver, such Default shall cease to exist, and any
Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05  Control by Majority.

       Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06  Limitation on Suits.

       A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

              (1) the Holder of a Note must give the Trustee written notice that an Event of Default has occurred and remains uncured;

              (2) the Holders of at least a majority in principal amount of all outstanding Notes must make a written request that the Trustee take action because of the Default, and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action;

              (3) the Trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity; and

              (4) the Holders of at least a majority in principal amount of all outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

       A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07  Rights of Holders of Notes to Receive Payment.

       Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (excluding in connection with a Change of Control Offer or an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08  Collection Suit by Trustee.

       If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09  Trustee May File Proofs of Claim.

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       The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10  Priorities.

       If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

              First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

              Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

              Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

       The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11  Undertaking for Costs.

       In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

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                                   ARTICLE 7.
                                    TRUSTEE

Section 7.01  Duties of Trustee.

       (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

       (b) Except during the continuance of an Event of Default:

              (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

       (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

              (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

       (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section 7.01.

       (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

       (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02      Rights of Trustee.

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

       (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

       (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

       (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

       (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

       (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of the Issuers.

       (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03   Individual Rights of Trustee.

       The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04   Trustee's Disclaimer.

       The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05   Notice of Defaults.

       If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as

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a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06      Reports by Trustee to Holders of the Notes.

         (a) Within 120 days after the end of each fiscal year beginning with the end of the fiscal year following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA (S) 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA (S) 313(c).

         (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Issuers and filed by the Trustee with the Commission and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). The Issuers will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07      Compensa`tion and Indemnity.

         (a) The Issuers will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         (b) The Issuers and the Guarantor will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

         (c) The obligations of the Issuers and the Guarantors under this
Section 7.07 will survive the satisfaction and discharge of this Indenture.

         (d) To secure the Issuers' payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

         (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the

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fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         (f) The Trustee will comply with the provisions of TIA(S) 313(b)(2) to the extent applicable.

Section 7.08      Replacement of Trustee.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a custodian or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

         (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09      Successor Trustee by Merger, etc.

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         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10      Eligibility; Disqualification.

         There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This Indenture will always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA
(S) 310(b).

Section 7.11      Preferential Collection of Claims Against Issuers.

         The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance.

         The Issuers may, at the option of their Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02      Legal Defeasance and Discharge.

         Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Debt represented by the outstanding Notes (including the Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

                  (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

                  (2) the Issuers' obligations with respect to such Notes under
         Article 2 and Section 4.02 hereof;

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                  (3) the rights, powers, trusts, duties and immunities of the
         Trustee hereunder and the Issuers' and the Guarantors' obligations in connection therewith; and

                  (4) this Article 8.

         Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03      Covenant Defeasance.

         Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, 4.18 hereof and clause (4)
of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(5) hereof will not constitute Events of Default.

Section 8.04      Conditions to Legal or Covenant Defeasance.

         In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

                  (1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable U.S. government or U.S. government agency notes or bonds(or depositary receipts representing these notes or bonds), or any combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

                  (2) in the case of an election under Section 8.02 hereof, the Issuers have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

                  (a) the Issuers have received from, or there has been published by, the IRS a ruling; or

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

                  (b) since the date of this Indenture, there has been a change in the applicable federal income tax law,

         in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of an election under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                  (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which Ventas, Inc. or any of its Restricted Subsidiaries is a party or by which Ventas, Inc. or any of its Restricted Subsidiaries is bound;

                  (6) the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by Issuers with the intent of preferring the Holders of Notes over the other creditors of Issuers with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others; and

                  (7) the Issuers must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and U.S. government or U.S. government agency notes or bonds (or depositary receipts representing these notes or bonds), or any combination thereof (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. government or U.S. government agency notes or bonds deposited pursuant to
Section 8.04 hereof or the principal and interest received in respect thereof other

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than any such tax, fee or other charge which by law is for the account of the
Holders of the outstanding Notes.

         Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable U.S. government or U.S. government agency notes or bonds held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06      Repayment to Issuers.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07      Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. government or U.S. government agency notes or bonds in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' and the Guarantor's obligations under this Indenture and the Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, the principles of Section 4.19(b) and (c) shall apply following such reinstatement; provided further, however, that if the Issuers makes any payment of principal of, premium or Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 of this Indenture, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Guarantees or the Notes without the consent of any Holder of a Note:

                  (1) to cure any ambiguity, defect or inconsistency;

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                  (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (3) to provide for the assumption of the Issuers' obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers' assets;

                  (4) to add additional Guarantees with respect to the Notes;

                  (5) to secure the Notes;

                  (6) to make any other change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder; or

                  (7) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Section 9.02      With Consent of Holders of Notes.

         Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.11 and 4.14 hereof), the Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

         It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

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               (2) reduce the principal of or change the fixed maturity of any
     Note or alter the provisions with respect to the redemption of the Notes (other than Sections 3.09, 4.11 and 4.14 hereof);

               (3) reduce the rate of or change the time for payment of interest on any Note;

               (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment Default that resulted from such acceleration);

               (5) make any Note payable in money other than that stated in the Notes;

               (6) make any change in Section 6.04 or 6.07 hereof relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

               (7) waive a redemption payment with respect to any Note (other than Sections 4.11 and 4.14 hereof);

               (8) release any Guarantor from any of its obligations under its Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

               (9) make any change in the amendment and waiver provisions set forth in clauses (1) through (8) of this Section 9.02.

Section 9.03   Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04   Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05   Notation on or Exchange of Notes.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

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Section 9.06   Trustee to Sign Amendments, etc.

     Upon the request of the Issuers accompanied by a resolution of their Board of Directors authorizing the execution of any amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers in the execution of an amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                                 NOTE GUARANTEES

Section 10.01. Guarantee.

     (a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

               (1) the principal of, premium and Liquidated Damages, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, other than payment in full of all obligations under the Notes. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

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     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

     (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02. Limitation on Guarantor Liability.

     Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03. Execution and Delivery of Note Guarantee.

     To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

     Each Guarantor hereby agrees that its Note Guarantee set forth in Section
10.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

     If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

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     In the event that the Issuers create or acquire any Restricted Subsidiary after the date of this Indenture, if required by Section 4.16 hereof, the Issuers will cause such Restricted Subsidiary to comply with the provisions of
Section 4.16 hereof and this Article 10, to the extent applicable.

Section 10.04. Guarantors May Consolidate, etc., on Certain Terms.

     Except as otherwise provided in Section 10.05, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuers or another Guarantor, unless:

               (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

               (2) subject to Section 10.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture, its Guarantee and the Registration Rights Agreement pursuant a supplemental Indenture in the form of Exhibit F attached hereto.

     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, in the form of Exhibit F attached hereto, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

     Except as set forth in Articles 4 and 5 hereof, and notwithstanding this
Section 10.04, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Issuers or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuers or another Guarantor.

Section 10.05. Releases Following Sale of Assets.

     The Guarantee of a Guarantor will be released, and any Person acquiring assets (including by way of merger or consolidation) or Capital Stock of a Guarantor in accordance with the provisions of (1) or (2) below shall not be required to assume the obligations of any such Guarantor:

               (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary (other than a Permitted Joint Venture) of Ventas, Inc., if the sale or other disposition complies with Section 4.11 hereof;

               (2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary (other than a Permitted Joint Venture) of Ventas, Inc., if the sale complies with Section 4.11 hereof;

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               (3) if the Issuers or Ventas, Inc. designate any Restricted
     Subsidiary that is a Guarantor to be an Excluded Joint Venture or an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or

               (4) in the event that the Issuers exercise their discharge or full defeasance options pursuant to Article 8.

     Any Guarantor not released from its obligations under its Note Guarantee will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

                                  ARTICLE 11.
                           SATISFACTION AND DISCHARGE

Section 11.01  Satisfaction and Discharge.

     This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

               (1) either:

                    (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation; or

                    (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. government or U.S. government agency notes or bonds, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

               (2) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Guarantor are a party or by which the Issuers or any Guarantor are bound;

               (3) the Issuers or any Guarantor have paid or caused to be paid all sums payable by them under this Indenture; and

               (4) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

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     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Section 11.02 and Section 8.06 will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02  Application of Trust Money.

     Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

     If the Trustee or Paying Agent is unable to apply any money or U.S. government or U.S. government agency notes or bonds in accordance with Section
11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that the principles of
Section 4.19(b) and (c) shall apply; provided further, however, if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. government or U.S. government agency notes or bonds held by the Trustee or Paying Agent.

                                   ARTICLE 12.
                                  MISCELLANEOUS

Section 12.01  Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S).318(c), the imposed duties will control.

Section 12.02  Notices.

     Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Issuers and/or any Guarantor:

     Ventas, Inc.
     4360 Brownsboro Road, Suite 115
     Louisville, Kentucky 40207-1642
     Telecopier No.:  (502) 357-9001
     Attention:  General Counsel

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     With a copy to:
     Willkie Farr & Gallagher
     787 Seventh Avenue
     New York, New York 10019-6099
     Telecopier No.: (212) 728-8111
     Attention: Maurice Lefkort, Esquire

     If to the Trustee:
     U.S. Bank National Association
     425 Walnut ML CN WN 06 CT
     Cinncinati, Ohio 45202
     Telecopier No.: (513) 632-5511
     Attention: Corporate Trust Administration

     The Issuers, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA (S). 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Issuers mail a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03  Communication by Holders of Notes with Other Holders of Notes.

     Holders may communicate pursuant to TIA (S). 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA (S). 312(c).

Section 12.04  Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

               (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

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               (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05  Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) must comply with the provisions of TIA ss. 314(e) and must include:

               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

               (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06  Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

     No director, officer, employee or stockholder of Ventas, Inc. or any of its Subsidiaries, as such, will have any liability for any obligations of Ventas, Inc. or any of its Subsidiaries under the Notes or the Indenture based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration or the issuance of the Notes.

Section 12.08  Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10  Successors.

     All agreements of the Issuers in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05.

Section 12.11  Severability.

     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12  Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.13  Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of April 17, 2002
                                        Ventas Realty, Limited Partnership,
                                        By:  Ventas, Inc.
                                        Its:  General Partner

                                        By:  /s/ T. Richard Riney
                                            ------------------------------------
                                            Name:  T. Richard Riney
                                            Title: Executive Vice President
                                                   and General Counsel


                                        Ventas Capital Corporation

                                        By:  /s/ T. Richard Riney
                                            ------------------------------------
                                            Name:  T. Richard Riney
                                            Title: Executive Vice President
                                                   and General Counsel


                                        GUARANTORS:

                                        Ventas, Inc.


                                        By:  /s/ T. Richard Riney
                                            ------------------------------------
                                            Name:  T. Richard Riney
                                            Title: Executive Vice President
                                                   and General Counsel

                                        Ventas LP Realty, L.L.C.,
                                        By:  Ventas, Inc.
                                        Its: Sole Member


                                        By:  /s/ T. Richard Riney
                                            ------------------------------------
                                            Name:  T. Richard Riney
                                            Title: Executive Vice President
                                                   and General Counsel



                                        TRUSTEE:

                                        U.S. Bank National Association

                                        By:  /s/ Robert T. Jones
                                            ------------------------------------
                                            Name:  Robert T. Jones
                                            Title: VP & T.O.

                                                                       EXHIBIT A

                                 [Face of Note]
--------------------------------------------------------------------------------


                                                         CUSIP/CINS ____________

                 __% [Series A] [Series B] Senior Notes due 2009

No. ___                                                            $____________

                       VENTAS REALTY, LIMITED PARTNERSHIP

                                       AND

                           VENTAS CAPITAL CORPORATION

promises to pay to CEDE & CO.

or registered assigns,

the principal sum of ___________________________________________________________

Dollars on _____________, 20___.

Interest Payment Dates:  ____________ and ____________

Record Dates:  ____________ and ____________

Dated:  _______________, 200_

                                        VENTAS REALTY, LIMITED PARTNERSHIP
                                        By: Ventas, Inc.
                                        Its: General Partner

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        By: ____________________________________
                                            Name:
                                            Title:


                                        VENTAS CAPITAL CORPORATION

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        By: ____________________________________
                                         Name:
                                         Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
  as Trustee

By: _________________________________
          Authorized Signatory


________________________________________________________________________________

                                 [Back of Note]
                __% [Series A] [Series B] Senior Notes due 20___

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

         Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  (1) Interest. Ventas Realty, Limited Partnership and Ventas Capital Corporation (collectively, the "Issuers"), promise to pay interest on the principal amount of this Note at ___% per annum from ________________, 2002 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Liquidated Damages, if any, semi-annually in arrears on ___________ and ___________ of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be _____________, 200__. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; the Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  (2) Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the ___________ or ___________ next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
         Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  (3) Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

                  (4) Indenture. The Issuers issued the Notes under an Indenture dated as of April 17, 2002 (the "Indenture") among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuers.

                  (5) Optional Redemption. The Issuers may redeem the Notes at any time at their option, in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed, (ii) accrued interest thereon to the redemption date and (iii) the Make-Whole Amount, if any, with respect to the Notes. Any redemption of the Notes shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

                  (6) Mandatory Redemption.

         The Issuers will not be required to make mandatory redemption payments with respect to the Notes.

                  (7) Repurchase at Option of Holder.

                           (a) If a Change of Control occurs, each holder of Notes will have the right to require the Issuers to purchase some or all (in principal amounts of $1,000 or an integral multiple of $1,000) of such holder's Notes pursuant to the offer described below (the "Change of Control Offer"), unless, after giving pro forma effect to the Change of Control, (i) Moody's and S&P's shall have confirmed their ratings of the Notes at Ba3 or higher and BB- or higher, respectively,
         (ii) the ratio of Consolidated Income Available for Debt Service to Annual Debt Service for the four consecutive fiscal quarters ended on the most recent Measurement Date prior to the date of such Change of Control after such Change of Control is at least equal to the ratio of Consolidated Income Available for Debt Service to Annual Debt Service prior to such Change of Control and (iii) the Person formed by or surviving any consolidation or merger (if other than the Partnership) or to which any sale, assignment, transfer, conveyance or other disposition has been made forming the basis of the Change of Control is principally engaged in a Permitted Business.

                           Any Change of Control Offer will include a cash offer price of 101% of the principal amount of any Notes purchased plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). If a Change of Control Offer is required, within 10 Business Days following a Change of Control, the Issuers shall mail a notice to each holder describing the Change of Control and offering to repurchase Notes on a specified date (the "Change of Control Payment Date"). The Change of Control Payment Date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed.

                           (b) If Ventas, Inc. or a Restricted Subsidiary consummates any Asset Sales or Qualified CMBS Transactions, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuers will commence an offer to all Holders of Notes and all holders of other Debt that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer" or "Qualified CMBS Transaction Offer," as the case may be) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and other pari passu Debt that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other pari passu Debt tendered pursuant to an Asset Sale Offer or Qualified CMBS Transaction, as the case may be, is less than the Excess Proceeds, Ventas, Inc. (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Debt surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Debt to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer or a Qualified CMBS Transaction Offer, as the case may be, from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                  (8) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  (9) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  (10) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                  (11) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Issuers' obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers' assets; add additional Guarantees with respect to the Notes; secure the Notes; to make any other change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder; or to comply with requirements of the Commission in order to effect or maintain the qualification of the applicable Indenture under the Trust Indenture Act.

                  (12) Defaults and Remedies. Events of Default include: (i) default in the payment of principal or any premium on the Notes when due and payable; (ii) default in the payment of interest on the Notes within 30 days after the applicable due date; (iii) failure to make or consummate a Change of Control Offer following a Change of Control when required under Section 4.14; (iv) breach of any other term of the Indenture for 60 days after receipt of notice of Default stating the Issuers are in breach; (v) certain final judgments are entered against Ventas, Inc. and its Restricted Subsidiaries and are not paid, discharged or stayed for a period of 60 days; (vi) default under any of certain Debt of Ventas, Inc. and its Restricted Subsidiaries, which default results in the acceleration of the maturity of such indebtedness; (vii) certain events in bankruptcy, insolvency or reorganization occur with respect to Ventas, Inc. and its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  (13) Trustee Dealings with Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or its Affiliates, as if it were not the Trustee.

                  (14) No Recourse Against Others. No director, officer, employee or stockholder of Ventas, Inc. or any of its Subsidiaries, as such, will have any liability for any obligations of Ventas, Inc. or any of its Subsidiaries under the Notes or the Indenture based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration or the issuance of the Notes.

                  (15) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  (16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (17) Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of ____________, 2002, among the Issuers, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuers, the Guarantors and the other parties thereto, relating to rights given by the Issuers and the Guarantors to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

                  (18) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Ventas Realty, Limited Partnership,
Ventas Capital Corporation
c/o Ventas, Inc.
4360 Brownsboro Road, Suite 1500
Louisville, Kentucky 40207-1642
Attention:  General Counsel

                                                                       EXHIBIT A

                                 Assignment Form

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                               _________________________________
                                                 (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)


and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date: _______________

                           Your Signature:
                                           -------------------------------------
                                           (Sign exactly as your name appears on
                                                          the face of this Note)

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                       EXHIBIT A

                       Option of Holder to Elect Purchase

         If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.11 or 4.14 of the Indenture, check the appropriate box below:

                           Section 4.11 Section 4.14

         If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.11 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

                            $________________

Date:  _______________

                               Your Signature: _________________________________
                                               (Sign exactly as your name
                                               appears on the face of this Note)

                               Tax Identification No.:  ________________________


Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                       Principal Amount
                            Amount of              Amount of          of this Global Note       Signature of
                           decrease in            increase in           following such       authorized officer
                         Principal Amount       Principal Amount           decrease             of Trustee or
Date of Exchange       of this Global Note    of this Global Note        (or increase)            Custodian
----------------       -------------------    -------------------        -------------            ---------




































*    This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Ventas Realty, Limited Partnership,
Ventas Capital Corporation
c/o Ventas, Inc.
4360 Brownsboro Road, Suite 1500
Louisville, Kentucky 40207-1642


[Registrar address block]

     Re: 8 3/4% Senior Notes due 2009

     Reference is hereby made to the Indenture, dated as of April 17, 2002 (the "Indenture"), among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as issuers (collectively, the "Issuers"), the Guarantors named on the signature pages thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

     1. [_] Check if Transferee will take delivery of a beneficial interest in
            ------------------------------------------------------------------
the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is
---------------------------------------------------------------
being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     2. [_] Check if Transferee will take delivery of a beneficial interest in
            ------------------------------------------------------------------
the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The
--------------------------------------------------------------------------
Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     3.[_] Check and complete if Transferee will take delivery of a beneficial
           -------------------------------------------------------------------
interest in the IAI Global Note or a Definitive Note pursuant to any provision
------------------------------------------------------------------------------
of the Securities Act other than Rule 144A or Regulation S. The Transfer is
----------------------------------------------------------
being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

           (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

           (b) [_] such Transfer is being effected to the Issuers or a subsidiary thereof;

                                       or

           (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

           (d) [_] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by a certificate executed by the Transferee in the form of Exhibit D to the Indenture. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

     4. [_] Check if Transferee will take delivery of a beneficial interest in
            ------------------------------------------------------------------
an Unrestricted Global Note or of an Unrestricted Definitive Note.
-----------------------------------------------------------------

     (a) [_] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and are no longer applicable. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (b) [_] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and are no longer applicable. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (c) [_] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and are no longer applicable. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

                                        ________________________________________
                                               [Insert Name of Transferor]



                                        By: ____________________________________
                                         Name:
                                         Title:

     Dated: _______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

     1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

               (a)  [_] a beneficial interest in the:

                    (i)   [_] 144A Global Note (CUSIP _________), or

                    (ii)  [_] Regulation S Global Note (CUSIP _________), or

                    (iii) [_] IAI Global Note (CUSIP _________); or

               (b)  [_] a Restricted Definitive Note.

     2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

               (a)  [_] a beneficial interest in the:

                    (i)   [_] 144A Global Note (CUSIP _________), or

                    (ii)  [_] Regulation S Global Note (CUSIP _________), or

                    (iii) [_] IAI Global Note (CUSIP _________); or

                    (iv)  [_] Unrestricted Global Note (CUSIP _________); or

               (b)  [_] a Restricted Definitive Note; or

               (c)  [_] an Unrestricted Definitive Note,

               in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Ventas Realty, Limited Partnership,
Ventas Capital Corporation
c/o Ventas, Inc.
4360 Brownsboro Road, Suite 1500
Louisville, Kentucky 40207-1642


[Registrar address block]

     Re: 8 3/4% Senior Notes due 2009

                              (CUSIP ____________)

     Reference is hereby made to the Indenture, dated as of April 17, 2002 (the "Indenture"), among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as issuers (collectively, the "Issuers"), the Guarantors named on the signature pages thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a
        --------------------------------------------------------------------
Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests
--------------------------------------------------------------------------------
in an Unrestricted Global Note
------------------------------

     (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act are no longer applicable and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and are no longer applicable and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) [_] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and are no longer applicable and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d) [_] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and are no longer applicable and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     2. Exchange of Restricted Definitive Notes or Beneficial Interests in
        ------------------------------------------------------------------
Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests
-------------------------------------------------------------------------------
in Restricted Global Notes
--------------------------

     (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

     (b) [_] Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

                                        ________________________________________
                                              [Insert Name of Transferor]

                                               By:______________________________
                                                 Name:
                                                 Title:

Dated:  ______________________

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Ventas Realty, Limited Partnership,
Ventas Capital Corporation
c/o Ventas, Inc.
4360 Brownsboro Road, Suite 1500
Louisville, Kentucky 40207-1642


[Registrar address block]

     Re: 8 3/4% Senior Notes due 2009

     Reference is hereby made to the Indenture, dated as of April 17, 2002 (the "Indenture"), among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as issuers (collectively, the "Issuers"), the Guarantors named on the signature pages thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with our proposed purchase of $____________ aggregate principal amount of:

     (a)  [_]  a beneficial interest in a Global Note, or

     (b)  [_]  a Definitive Note,

     we confirm that:

     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                                                                       EXHIBIT E

     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

     4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                   _____________________________________________
                                        [Insert Name of Accredited Investor]


                                   By:__________________________________________
                                   Name:
                                   Title:

Dated: _______________________

                                                                       EXHIBIT E

                         [FORM OF NOTATION OF GUARANTEE]

     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of April 17, 2002 (the "Indenture") among Ventas Realty, Limited Partnership and Ventas Capital Corporation, (collectively, the "Issuers"), the Guarantors listed on Schedule II thereto and U.S. Bank National Association, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

                             [NAME OF GUARANTOR(S)]

                              By:_______________________________________________
                              Name:
                              Title:

                                                                       EXHIBIT F

                         [FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

     Supplemental Indenture (this "Supplemental Indenture"), dated as of ________________, 200__, among __________________ (the "Guaranteeing
Subsidiary"), a subsidiary of Ventas Realty, Limited Partnership or Ventas Capital Corporation (or their permitted successor) (collectively, the "Issuers"), the Issuers, the other Guarantors (as defined in the Indenture referred to herein) and ____________________, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

     WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of April 17, 2002 providing for the issuance of 8 3/4% Senior Notes due 2009 (the "Notes");

     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers' Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

               (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Issuers hereunder or thereunder, that:

               (i) the principal of, and premium and Liquidated Damages, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

               (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor, other than payment in full of all Obligations under the Notes.

               (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever.

               (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

               (e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

               (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

               (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
          Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and
          (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

               (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

               (i) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

     3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

     4.   GUARANTEEING SUBSIDIARY mAY CONSOLIDATE, eTC. ON CERTAIN TERMS.

               (a) The Guaranteeing Subsidiary may not sell or otherwise dispose of all substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuers or another Guarantor unless:

               (i) immediately after giving effect to such transaction, no Default or Event of Default exists; and

               (ii) either (A) subject to Sections 10.04 and 10.05 of the Indenture, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; or (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation, Section 4.11 thereof.

               (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable under the Indenture which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

               (c)  Except as set forth in Articles 4 and 5 and Section 10.05 of
          Article 10 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuers or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuers or another Guarantor.

     5.   RELEASES.

               (a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Ventas, Inc., then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.11 of the Indenture. Upon delivery by the Issuers to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuers in accordance with the provisions of the Indenture, including without limitation
          Section 4.11 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

               (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

     6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

     7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

     Dated: _______________, 20___

                                            [GUARANTEEING SUBSIDIARY]

                                            By:  _______________________________
                                            Name:
                                            Title:

                                            VENTAS REALTY, LIMITED PARTNERSHIP

                                            By:  _______________________________
                                            Name:
                                            Title:

                                            VENTAS CAPITAL CORPORATION

                                            By:  _______________________________
                                            Name:
                                            Title:

                                            [EXISTING GUARANTORS]

                                            By:  _______________________________
                                            Name:
                                            Title:

                                            U.S. BANK NATIONAL ASSOCIATION,
                                              as Trustee

                                            By:  _______________________________
                                                  Authorized Signatory